Exhibit 99.7
BENEFICIAL OWNER ELECTION FORM
     The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable subscription rights (the “Subscription Rights”) to purchase common shares, no par value (“Common Shares”), of Farmers National Banc Corp. (the “Company”) pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Company’s prospectus dated December [•], 2010 (the “Prospectus”), the receipt of which is hereby acknowledged.
     With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., Eastern Time, on [•], 2011 (the “Expiration Date).
     This will instruct you whether to exercise Subscription Rights to purchase Common Shares distributed with respect to Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions For Use of Farmers National Banc Corp. Rights Certificate.
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐ Please DO NOT EXERCISE RIGHTS to purchase Common Shares.

Box 2.	☐ Please EXERCISE RIGHTS to purchase Common Shares as set forth below:

A. Number of Common Shares Being Purchased:

B. Total Exercise Price Payment Required:

Basic Subscription Right
I exercise:

	rights	X			=

(no. of your rights)				(ratio)			(no. of new shares)

Therefore, I apply for:

		X	$		=	$

(no. of new shares)				(subscription price)			(amount enclosed)
Oversubscription Privilege
     If you fully exercise your Basic Subscription Right and wish to subscribe for additional Common Shares that are not purchased by other shareholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), you may exercise your oversubscription privilege (the “Oversubscription Privilege”). If sufficient Common Shares are available, the Company will seek to honor your oversubscription requests in full. If, however, oversubscription requests exceed the number of Unsubscribed Shares available to be purchased pursuant to Oversubscription Privileges, the Company will allocate the available Common Shares among shareholders who oversubscribed by multiplying the number of Common Shares requested by each shareholder through the exercise of their Oversubscription Privileges by a fraction which equals (x) the number of Common Shares available to be issued through Oversubscription Privileges, divided by (y) the total number of Common Shares requested by all subscribers through the exercise of their Oversubscription Privileges.
Accordingly, my maximum Oversubscription Privilege is:

	—		=		shares
(total offered shares)		(total no. of your new shares)		(maximum unsubscribed shares)

Therefore, I apply for:

	X		=	$

(no. of your oversubscription shares subscribed for)		(subscription price)			(additional amount enclosed)

Total Payment Required = $
Payment Method

•	Payment in the following amount is enclosed: $

•	Please deduct payment of $ from my (our) following account maintained by you:

Type of Account:

Account No:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Shares indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the Common Shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):
     If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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